SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2006

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01      Regulation FD Disclosure

On May 16, 2006, the Company, its directors and Chief Financial Officer entered into a stipulation of settlement with all of the plaintiffs who had filed derivative complaints in 2005 alleging misconduct in connection with the Company’s restatement of its 2004 financial results. Pursuant to such settlement, which is still subject to approval by the United States District Court for the Eastern District of New York, the Company will adopt certain changes to its corporate governance policies. As part of the settlement, the Company has also agreed to pay $300,000 for the plaintiffs’ legal fees.

This settlement, if approved, will result in a release of all claims against the defendants and the dismissal with prejudice of the derivative complaint filed on May 25, 2005 in federal district court and derivative complaints filed on June 3, 2005 and June 6, 2005 in New York state court.

The governance changes detailed in the settlement agreement include the following:

•	The Company will create the new position of Lead Independent Director, to be elected by the independent directors. The Lead Independent Director will serve on the Executive Committee and be responsible for coordinating the activities of the independent directors including developing the agenda for and moderating sessions of the independent directors, advising as to an appropriate board meeting schedule, providing input on board and committee meeting agendas, advising as to the flow of information to the independent directors, recommending the retention of consultants who report directly to the Board, assisting the Board and officers in assuring compliance with and implementation of the Company’s corporate governance policies and being principally responsible for recommending revisions to such policies.

•	The Board’s independent directors shall meet separately in executive sessions, chaired by the Lead Independent Director, at least quarterly.

•	Directors standing for re-election at the next annual meeting shall be required to receive a majority of the votes cast to retain their positions on the Board.

•	The Nominating & Corporate Governance Committee and the Compensation Committee shall be comprised exclusively of independent directors by the end of 2006.

•	The Audit Committee shall conduct a re-proposal for the Company’s independent auditors at least once every five years. The Company’s independent auditors shall not provide any consulting services except for tax consulting services. The Audit Committee shall review the appropriateness and accounting treatment of all related party transactions, including corporate acquisitions and sales of assets of greater than $300,000. The Company’s Directors of Internal Audit shall report directly to the Company’s Chief Financial Officer and the Audit Committee at least four times per fiscal year, or more often as necessary.

•	Other matters include limitations on other boards on which the CEO can serve, committee authorization to independently engage consultants, minimum numbers of meetings for certain committees, and maintenance and circulation of Board and committee minutes.

The Company issued a press release regarding the settlement on May 17, 2006. A copy of the release is attached as an exhibit to this Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

           (a)   Financial Statements of Business Acquired - not applicable

           (b)   Pro forma Financial Information - not applicable

           (c)   Exhibits

99.1	Press Release of Systemax Inc., dated May 17, 2006 regarding settlement of shareholders litigation

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: May 17, 2006

Exhibit Index

99.1	Press Release of Systemax Inc., dated May 17, 2006 regarding settlement of shareholders litigation